                                                                  EXHIBIT 10(cc)


                               SECOND AMENDMENT
                                      to
                                MEDCROSS, INC.
                            SHAREHOLDERS' AGREEMENT


     This Second Amendment (the "Second Amendment") is entered into as of this _____ day of November 1995, by and among Four M International, Ltd. ("Four M"), Walnut Capital Corp. ("Walnut") and Windy City, Inc. ("Windy City"), for the purpose of amending that certain Shareholders' Agreement entered into in February 1992, as amended by that certain First Amendment to the Shareholders' Agreement entered into in January 1995 (as so amended, the "Shareholders' Agreement").

     Capitalized terms used herein but not otherwise defined shall have the respective meanings attributed to them in the Shareholders' Agreement.

                                   RECITALS:

     WHEREAS, the parties hereto are parties to the Shareholders' Agreement and own an aggregate of 192,500 shares of Class A Variable Rate Cumulative Convertible Preferred Stock, par value $10.00 per share (the "Class A Preferred Stock") of Medcross, Inc. ("the Company");

     WHEREAS, the shares of Class A Preferred Stock are convertible into an aggregate of 4,710,919 shares of common stock, par value $.007 per share (the "Common Stock");

     WHEREAS, Walnut owns 25,000 shares of the Class A Preferred Stock (convertible into 611,807 shares of Common Stock; Windy City owns 7,500 shares of Class A Preferred Stock (convertible into 183,542 shares of Common Stock); and Four M owns 160,000 shares of the Class A Preferred Stock (convertible into 3,915,570 shares of Common Stock);

     WHEREAS, Canadian Imperial Bank of Commerce and Trust Company (Bahamas) Limited, as trustee ("CIB") is a party to the Shareholders' Agreement but has not been made a party hereto and owns 7,500 shares of Class A Preferred Stock (convertible into 183,542 shares of Common Stock);

     WHEREAS, Walnut, Windy City and Four M collectively own in excess of two-thirds of the shares of Class A Preferred Stock subject to the Shareholders' Agreement, as contemplated by Section 2 of the Shareholders' Agreement relating to the permitted disposition of such shares;

     WHEREAS, Walnut and Windy City own in excess of two-thirds of the shares of Class A Preferred Stock owned by the Kanter Group, as contemplated by Subsection 22(c) of the Shareholders' Agreement relating to amendment of such agreement;
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     WHEREAS, Four M owns all of the shares of Class A Preferred Stock owned by the Four M Group, as contemplated by Subsection 22(c) of the Shareholders' Agreement relating to amendment of such agreement;

     WHEREAS, Walnut and Windy City have agreed pursuant to the terms of a certain letter agreement to be executed contemporaneously herewith (the "Letter Agreement") to sell, assign, transfer and convey to Four M (or its assignees) all of the right, title and interest in and to the shares of Class A Preferred Stock respectively owned by each of Walnut and Windy City;

     WHEREAS, Joel S. Kanter, as the Kanter Group Representative, has agreed to obtain the consent of CIB to become a party to the Letter Agreement and to sell, assign, transfer and convey its shares of Class A Preferred Stock to Four M (or its assignees);

     WHEREAS, pursuant to the authority set forth in Subsection 22(c) of the Shareholders' Agreement, it is the desire of Walnut, Windy City and Four M (having ownership of the requisite amount of shares of Class A Preferred Stock required to amend the provisions of the Shareholders' Agreement) to amend Subsection 22(d) of the Shareholders' Agreement to provide for termination thereof upon consummation of the transactions contemplated by the Letter Agreement;

     WHEREAS, the provisions of the Letter Agreement shall be subject to amendment and termination of the Shareholders' Agreement as set forth herein; and

     WHEREAS, effectiveness of this Second Amendment shall be subject to consummation of the transactions contemplated by the Letter Agreement as hereinafter set forth in Section 2 below.

     NOW, THEREFORE, in consideration of the premises and mutual covenants, conditions and agreements contained herein and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:

     1.  Amendment of Subsection 22(d).  Pursuant to the authority granted to
         -----------------------------
the parties hereto by Subsection 22(c) of the Shareholders' Agreement, the Shareholders Agreement is hereby amended to add to the list of events which trigger automatic termination of the Shareholders' Agreement the sale of all of the shares of Class A Preferred Stock owned by Walnut and Windy City to Four M (or its assignees) as contemplated by the Letter Agreement, as follows:

         (a) the word "or" appearing on the second to last line of Subsection 22(d) shall be deleted; and

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         (b) the period at the end of the last line of Subsection 22(d) shall be deleted and replaced with a semi-colon which shall be followed by "or (v) the sale of all of the Shares owned by Walnut and Windy City to Four M (or its assignees)."

     2.  Effectiveness.  This Second Amendment shall become effective
         -------------
automatically upon consummation of the transactions contemplated by the Letter Agreement, at which time the Shareholders' Agreement shall terminate pursuant to the terms hereof and shall be deemed to be of no further force or effect whatsoever.

     3.  Condition Precedent.  The effectiveness of this Second Amendment to the
         -------------------
Shareholders' Agreement shall be subject to and specifically conditioned upon consummation of the transactions contemplated by the Letter Agreement. In the event that the foregoing condition is not met, this Second Amendment shall be null and void and of no force or effect whatsoever.

     4.  Counterparts.  This Second Amendment may be executed in counterparts,
         ------------
each of which shall be an original, but all of which shall constitute one and the same agreement.

                                   * * * * *

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     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first above written.


                                        WALNUT CAPITAL CORP.



                                        By:
                                           ---------------------------------
                                           Joel S. Kanter, President


                                        WINDY CITY, INC.



                                        By:
                                           --------------------------------
                                           Joel S. Kanter, President


                                        FOUR M INTERNATIONAL, LTD.



                                        By:
                                           --------------------------------
                                           Henry Y.L. Toh

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